UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2011

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	001-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8081 Arco Corporate Drive, Suite 400, Raleigh, North Carolina		27617
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported by Inspire Pharmaceuticals, Inc. (the “Company”), following the Company’s announcement that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 5, 2011 with Merck & Co., Inc. (“Merck”) and Monarch Transaction Corp., a wholly-owned subsidiary of Merck (“Monarch”), a purported class action lawsuit was filed in the United States District Court for the Eastern District of North Carolina, against the Company, the Company’s Board of Directors, Merck and Monarch under the caption Norris Foster, et al. v. George Abercrombie, et al., No. 5:11-CV-00180.

On May 10, 2011, the United States District Court for the Eastern District of North Carolina denied plaintiffs’ request for a preliminary injunction in connection with the purported class action suit that would have delayed or prevented the proposed sale of the Company and the tender offer in connection with the Merger Agreement. As a result of the Court’s denial, there is no pending litigation that would reasonably be expected to prevent the consummation of the merger of Monarch with and into the Company, subject to the satisfaction of the terms and conditions set forth in the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Joseph M. Spagnardi
Joseph M. Spagnardi,
Senior Vice President, General Counsel
and Secretary

Dated: May 11, 2011